Exhibit 23.01

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-73031 of Elantec Semiconductor, Inc. on Form S-8 of our report dated November 1, 1999, appearing in this Annual Report on Form 10-K of Elantec Semiconductor, Inc. for the year ended September 30, 1999.


/s/ Deloitte & Touche LLP

San Jose, California
December 6, 1999